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                                 EXHIBIT 10.07

                          DESCRIPTION OF SPLIT-DOLLAR
                           LIFE INSURANCE ARRANGEMENT
                             RALCORP HOLDINGS, INC.


The Company pays a portion of the premiums due under the Split-Dollar Insurance policies of certain executive officers. The policies insure an employee and spouse under one policy for the purpose of funding the couple's estate tax obligations. The portion of premiums paid by the Company will be repaid out of the cash value of the policies.